UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant            ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
InnerWorkings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2020

The following Notice of Change in Location relates to the proxy statement of InnerWorkings, Inc. (the “Company”) dated April 28, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 9, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 5, 2020.

THE NOTICE AND PRESS RELEASE INCLUDED HEREIN SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

InnerWorkings, Inc.
203 N. LaSalle Street, Suite 1800
Chicago, Illinois 60601

2020 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF CHANGE IN LOCATION
June 5, 2020
Dear Stockholder:

As previously announced, the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of InnerWorkings, Inc. (the “Company”) will be held on June 9, 2020, at 11:00 a.m. Central Time.

Due to challenges related to the COVID-19 pandemic and potential public access restrictions in downtown Chicago as a result of recent protest activity, NOTICE IS HEREBY GIVEN that the Annual Meeting location has been changed. The Annual Meeting will be held at the Hyatt House, 1515 Chicago Ave, Evanston, Illinois, 60201.

Stockholders at the close of business on the record date, April 16, 2020, are entitled to attend the Annual Meeting. Whether or not stockholders plan to attend the Annual Meeting, we urge stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

By Order of the Board of Directors,

Oren B. Azar
Executive Vice President, General Counsel & Corporate Secretary June 5, 2020

InnerWorkings Announces Change in Location of its 2020 Annual Meeting of Stockholders

CHICAGO, IL - June 5, 2020 - InnerWorkings, Inc. (NASDAQ: INWK), the leading marketing engineering firm, today announced a change of the location of its 2020 Annual Meeting of Stockholders due to challenges related to the COVID-19 pandemic and potential public access restrictions in downtown Chicago as a result of recent protest activity. The 2020 Annual Meeting of Stockholders will be held at the Hyatt House, 1515 Chicago Ave, Evanston, Illinois, 60201. The Annual Meeting will take place on June 9, 2020, at 11:00 a.m. Central Time, as previously disclosed.

Stockholders at the close of business on the record date, April 16, 2020, are entitled to attend the Annual Meeting. Whether or not stockholders plan to attend the Annual Meeting, InnerWorkings urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.
About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) engineers marketing for leading brands across a wide range of industries. We dive deep into clients’ brand strategies to deliver solutions that leverage our global expertise, certified supplier base, proven methods, and proprietary technology. By engineering marketing across key touch points in the customer journey, we power campaigns that drive value, enhance awareness and inspire action. With services that include creative, print, direct mail, branded merchandise, luxury packaging, retail environments, and digital solutions, we’re elevating beyond execution to shape brand experience. For more information visit: www.inwk.com.

Contact:
InnerWorkings, Inc.
Bridget Freas
312-589-5613
bfreas@inwk.com